Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of U. S. Canadian Minerals, Inc. (formerly known as Barrington Foods International, Inc.);a Nevada corporation (the “Company”), on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), Adam Jenn, President of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/  Adam Jenn

Name:   Adam Jenn

Title:     President

Date:     January 8, 2007

[A signed original of this written statement required by Section 906 has been provided to U S Canadian Minerals Inc. and will be retained by U S Canadian Minerals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]